As filed with the Securities and Exchange Commission on March 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adverum Biotechnologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-5258327
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

800 Saginaw Drive

Redwood City, California 94063

(Address, including zip code, of Registrant’s principal executive offices)

2014 Equity Incentive Award Plan, as amended and restated

2014 Employee Stock Purchase Plan, as amended and restated

2017 Inducement Plan, as amended and restated

(Full title of the plans)

Peter Soparkar

Chief Legal Officer

Adverum Biotechnologies, Inc.

800 Saginaw Drive

Redwood City, California 94063

(650) 656-9323

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth Guernsey

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111-5800

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(5)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share
2014 Equity Incentive Award Plan, as amended and restated	3,901,953 shares (2)	$12.64
2014 Employee Stock Purchase Plan, as amended and restated	94,301 shares (3)	$12.64
2017 Inducement Plan, as amended and restated	1,500,000 shares (4)	$12.64
TOTAL	5,496,254 shares	$12.64	$69,472,650.56	$7,579.47

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)

Represents shares of Common Stock that were added to the shares reserved for issuance under the Registrant’s 2014 Equity Incentive Award Plan, as amended and restated, on January 1, 2021, pursuant to an “evergreen” provision contained in such plan.

(3)

Represents shares of Common Stock that were added to the shares reserved for issuance under the Registrant’s 2014 Employee Stock Purchase Plan, as amended and restated, on January 1, 2021, pursuant to an “evergreen” provision contained in such plan.

(4)	Represents shares of Common Stock that were added to the shares reserved for issuance under the Registrant’s 2017 Inducement Plan, as amended and restated, on February 19, 2021.
(5)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Market on February 22, 2021.

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) registers: 3,901,953 shares of the common stock, par value $0.0001 per share, of Adverum Biotechnologies, Inc. (“Common Stock”) that may be issued and sold under the Adverum Biotechnologies, Inc. 2014 Equity Incentive Award Plan, as amended and restated (“2014 EIAP”), 94,301 shares of the Common Stock that may be issued and sold under the Adverum Biotechnologies, Inc. 2014 Employee Stock Purchase Plan, as amended and restated (“2014 ESPP”) and 1,500,000 shares of the Common Stock that may be issued and sold under the Adverum Biotechnologies, Inc. 2017 Inducement Plan, as amended and restated (the “2017 Plan” and, together with the 2014 EIAP and the 2014 ESPP, the “Plans”).

Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference the contents of the registration statements on Form S-8 relating to the Plans filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on October  14, 2014 (File No. 333-199296), April  14, 2015 (File No. 333-203398), May  18, 2016 (File No. 333-211439), June  2, 2017 (File No. 333-218465), October  11, 2017 (File No. 333-220894), March  23, 2018 (File No.  333-223894), and March 7, 2019  (as amended by Post-Effective Amendment No. 1 thereto filed on March 12, 2019, File No. 333-230138), August 8, 2019 (File No.  333-233135), March 12, 2020 (File No. 333-237136) and August  10, 2020 (File No. 333-243761).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by us with the SEC and are incorporated herein by reference:

•

The contents of the earlier registration statements on Form S-8 relating to the Plans, previously filed with the SEC on October 14, 2014 (File No. 333-199296), April  14, 2015 (File No. 333-203398), May  18, 2016 (File No. 333-211439), June  2, 2017 (File No. 333-218465), October  11, 2017 (File No. 333-220894), March  23, 2018 (File No.  333-223894), and March 7, 2019 (as amended by  Post-Effective Amendment No. 1 thereto filed on March  12, 2019, File No. 333-230138), August  8, 2019 (File No. 333-233135), March  12, 2020 (File No. 333-237136) and August  10, 2020 (File No. 333-243761);

•

our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 1, 2021 (our “Annual Report”), including the information to be incorporated by reference in the Form 10-K by our proxy statement for our 2021 Annual Meeting of Stockholders;

•	our Current Reports on Form 8-K filed with the SEC on January 11, 2021, February 2, 2021 and February 22, 2021; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July  28, 2014, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report.

All documents subsequently filed by the us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Index

			Incorporated by Reference

Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit Number	Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation.	10-K	001-36579	3.1	March 9, 2017

4.2	Amended and Restated Bylaws.	8-K	001-36579	3.1	June 29, 2020

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Cooley LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on signature page hereto).					X

99.1	2014 Equity Incentive Award Plan, as amended and restated.	10-K	001-36579	10.12	March 6, 2019

99.2	2014 Employee Stock Purchase Plan, as amended and restated.	10-K	001-36579	10.16	March 6, 2019

99.3	2017 Inducement Plan, as amended and restated.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on March 1, 2021.

Adverum Biotechnologies, Inc.

By:	/s/ Laurent Fischer, M.D.
Laurent Fischer, M.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurent Fischer and Leone Patterson, and each one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Laurent Fischer, M.D.	Chief Executive Officer and Director	March 1, 2021
Laurent Fischer, M.D.	(Principal Executive Officer)

/s/ Leone Patterson	President and Chief Financial Officer	March 1, 2021
Leone Patterson	(Principal Financial and Accounting Officer)

/s/ Patrick Machado	Board Chair, Director	March 1, 2021
Patrick Machado

/s/ Eric G. Carter, M.D., Ph.D.	Director	March 1, 2021
Eric G. Carter, M.D., Ph.D.

/s/ Mehdi Gasmi, Ph.D.	Director	March 1, 2021
Mehdi Gasmi, Ph.D.

/s/ Rekha Hemrajani	Director	March 1, 2021
Rekha Hemrajani

/s/ Mark Lupher, Ph.D.	Director	March 1, 2021
Mark Lupher, Ph.D.

/s/ James Scopa	Director	March 1, 2021
James Scopa

/s/ Dawn Svoronos	Director	March 1, 2021
Dawn Svoronos

/s/ Reed V. Tuckson, M.D.	Director	March 1, 2021
Reed V. Tuckson, M.D.

/s/ Scott Whitcup, M.D.	Director	March 1, 2021
Scott Whitcup, M.D.

/s/ Thomas Woiwode, Ph.D.	Director	March 1, 2021
Thomas Woiwode, Ph.D.